SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D. C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Date of report (Date of earliest event reported)                  July 19, 1997



                          OMNIQUIP INTERNATIONAL, INC.
               (Exact Name of Registrant as Specified in Charter)


          Delaware                    0-21461                   43-1721419
(State or Other Jurisdiction      (Commission File            (IRS Employer
      of Incorporation)               Number)               Identification No.)


222 East Main Street                                                    53074
Port Washington, Wisconsin                                           (Zip Code)
(Address of Principal Executive Offices)



Registrant's telephone number, including area code    (414) 268-8965


                             369 West Western Avenue
                        Port Washington, Wisconsin 53074
          (Former Name or Former Address, if Changed Since Last Report)



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Item 5.  Other Events

         On July 19, 1997, Omniquip International, Inc. (the "Company") executed an Asset Purchase Agreement with Figgie International Inc. and certain of its affiliates (collectively, "Figgie") pursuant to which the Company has agreed to acquire the Snorkel Division of Figgie for the sum of $150 million plus the assumption of certain liabilities. The transaction is subject to certain closing conditions.

         The Snorkel Division is a leading manufacturer and marketer of aerial work platforms and aerial fire apparatus with facilities in Missouri, Kansas, Australia and New Zealand. For the fiscal year ended December 31, 1996, Snorkel reported sales of approximately $158 million.

         A copy of the Company's press release dated July 21, 1997 is attached hereto as Exhibit 99 and is incorporated herein by reference.

Item 7.  Exhibits

         (a)      Press Release of the Company dated July 21, 1997.








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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            OMNIQUIP INTERNATIONAL, INC.

Date:    July 28, 1997                      By: /s/ Philip G. Franklin
                                               --------------------------------
                                                Philip G. Franklin
                                                Vice President - Finance, Chief
                                                Financial Officer, Treasurer
                                                and Secretary











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                                INDEX TO EXHIBITS

Exhibit No.       Description

99                Press Release of the Company dated July 21, 1997.

















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